Exhibit 99.1

The Digital Engagement Company

Bridgeline Digital Announces 8.5% SaaS Revenue Increase & Margin Improvement for Fourth Quarter of Fiscal 2016

Full-Year SaaS License Revenue Increases 11.4%

Gross Margin Improved to 59.3% in the Fourth Quarter of Fiscal 2016

Burlington, Mass., December 14, 2016 - Bridgeline Digital, Inc. (NASDAQ: BLIN), The Digital Engagement Company™, today announced financial results for its fourth quarter and fiscal year ended September 30, 2016.

“In fiscal 2016 Bridgeline’s iAPPS recurring revenue increased by 27.1% compared to fiscal 2015,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Our focus on growing Bridgeline’s SaaS business helped drive gross margins to 54.2% in fiscal 2016, compared to 42.6% in fiscal 2015 with Q4 gross margins reaching 59.3%.”

“We begin fiscal 2017 positioned for growth,” continued Mr. Kahn, “and start the year with twice the sales people, a much larger pipeline, and a faster sales cycle compared to the beginning of fiscal 2016. We also have a larger addressable market thanks to the 2016 release of our Pro-Series and enhanced Marketier products that deliver more customer value out of the box, have stronger license to services ratios, and even faster sales cycles. Our new products and stronger sales teams are expected to further accelerate customer acquisition and drive stronger financials in 2017.”

Fourth Quarter Highlights:

●	SaaS revenue increased 8.5% to $1.3 million in the fourth quarter of fiscal 2016, compared to $1.2 million in the fourth quarter of fiscal 2015.

●

Recurring revenue increased 2.3% to $1.8 million in the fourth quarter of fiscal 2016, compared to $1.7 million in the fourth quarter of fiscal 2015; our iAPPS recurring revenue increased 19.3% to $1.7 million in the fourth quarter of fiscal 2016, compared to $1.4 million in the fourth quarter of fiscal 2015. This is part of our continued strategy to focus only on iAPPS product and related work.

●	License and hosting revenue combined in the fourth quarter of fiscal 2016 comprised 48.7% of total revenue, compared to 41.2% of total revenue in the fourth quarter of fiscal 2015.

●

Gross margin improved to 59.3% in the fourth quarter of fiscal 2016, from 50.3% in the fourth quarter of fiscal 2015. Cost of revenue was reduced by $743,000, or 32.9%, to $1.5 million in the fourth quarter of fiscal 2016, compared to $2.3 million in the fourth quarter of fiscal 2015.

●

Operating expenses were reduced by $298,000, or 9.1% to $3.0 million in the fourth quarter of fiscal 2016, from $3.3 million in the fourth quarter of fiscal 2015 (excluding goodwill impairment charges).

Year to Date Highlights:

●	SaaS revenue increased 11.4% to $5.2 million in fiscal 2016, compared to $4.7 million in fiscal 2015.

●

Recurring revenue increased 2.9% to $7.0 million in fiscal 2016, compared to $6.8 million in fiscal 2015; our iAPPS recurring revenue increased 27.1% to $6.4 million in fiscal 2016, compared to $5.1 million in fiscal 2015. This is part of our continued strategy to focus only on our iAPPS product and related work.

●	Subscription and perpetual license revenue increased 5.1% to $6.1 million in fiscal 2016, compared to $5.8 million in fiscal 2015.

●	Gross margin improved to 54.2% in fiscal 2016, compared to 42.6% in fiscal 2015.

●	Cost of revenue was reduced by $3.8 million in fiscal 2016, or 34.0%, to $7.3 million in fiscal 2016, from $11.0 million in fiscal 2015.

●	Excluding a goodwill impairment charge in fiscal 2015, operating expenses for fiscal 2016 were reduced by $1.6 million, or 11.8%, to $12.2 million, from $13.8 million in fiscal 2015.

●	Adjusted EBITDA improved over $1.8 million, from a loss of $2.6 million in fiscal 2016 compared to a loss of $0.8 million in fiscal 2015.

●

Debt has been reduced by $5.7 million, to $2.1 million at September 30, 2016 compared to $7.8 million at September 30, 2015. All debt is with our bank line of credit which is supported by our Accounts Receivables.

Financial Results

Fourth Quarter

Revenue for the fourth quarter of fiscal 2016 was $3.7 million, compared to $4.5 million in the fourth quarter of fiscal 2015. Subscription and perpetual license revenue remained constant at $1.5 million in the fourth quarter of fiscal 2016, compared to the fourth quarter of fiscal 2015. License and hosting revenue combined in the fourth quarter of fiscal 2016 comprised 48.7% of total revenue, compared to 41.2% of total revenue in the fourth quarter of fiscal 2015. SaaS revenue increased 8.5% to $1.3 million in the fourth quarter of fiscal 2016, compared to $1.2 million in the fourth quarter of fiscal 2015.

Gross margin improved to 59.3% in the fourth quarter of fiscal 2016, from 50.3% in the fourth quarter of fiscal 2015, reflecting a larger mix of recurring and service-based revenue. Cost of revenue was reduced by $743,000, or 32.9%, to $1.5 million in the fourth quarter of fiscal 2016, compared to $2.3 million in the fourth quarter of fiscal 2015.

Operating expenses were reduced by $298,000, or 9.1% to $3.0 million in the fourth quarter of fiscal 2016, compared to $3.3 million (excluding goodwill impairment charges) in the fourth quarter of fiscal 2015, reflecting management’s ongoing expense control initiatives. Loss from Operations was $766,000 in the fourth quarter of fiscal 2016, compared to $982,000 in the fourth quarter of fiscal 2015 (excluding goodwill impairment charges).

Inclusive of a $2.7 million non-cash charge related to the inducement of convertible notes, net loss was $3.4 million in the fourth quarter of fiscal 2016, compared to a net loss of $11.5 million in the fourth quarter of fiscal 2015.

Adjusted EBITDA was a loss of $300,000 in the fourth quarter of fiscal 2016, compared to income of $21,000 in the fourth quarter of fiscal 2015.

Year to Date

Revenue for the 12 months ending September 30, 2016 was $15.9 million, compared to $19.2 million in fiscal 2015. Subscription and perpetual license revenue increased 5.1% to $6.1 million in fiscal 2016, compared to $5.8 million in fiscal 2015. SaaS revenue increased 11.4% in fiscal 2016 to $5.2 million, compared to $4.7 million in fiscal 2015. License and hosting revenue combined for fiscal 2016 comprised 46.4% of total revenue, compared to 38.1% of total revenue in fiscal 2015.

Gross margin improved to 54.2% in fiscal 2016, from 42.6% in fiscal 2015. Cost of revenue was reduced by $3.8 million, or 34.0% to $7.3 million in fiscal 2016, from $11.0 million in fiscal 2015.

Operating expenses for fiscal 2016 were reduced by $1.6 million, or 11.8%, to $12.2 million, from $13.8 million in fiscal 2015 (excluding goodwill impairment charges).

Inclusive of a $3.4 million non-cash charge related to the inducement of convertible notes, net loss decreased by 53.3% to $7.8 million in fiscal 2016, from a net loss of $16.8 million in fiscal 2015.

Adjusted EBITDA improved by approximately $1.8 million to a loss of $785,000 in fiscal 2016, from a loss of $2.6 million in fiscal 2015.

Financial Outlook

For the first quarter of fiscal 2017 the Company expects revenue in the range of $3.8 million to $4.0 million.

The Company also expects sequential revenue growth for each quarter in fiscal 2017.

Conference Call Information

Bridgeline Digital will host a conference call to discuss fourth quarter 2016 results at 4:30 p.m. ET today. To listen to the conference call, please dial (877) 837-3910 within the U.S. or (973) 796-5077 for international callers.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP adjusted net income, non-GAAP adjusted earnings per diluted share, Adjusted EBITDA and Adjusted EBITDA per diluted share.

Non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share are calculated as net income or net income per share on a diluted basis, excluding, where applicable, amortization of intangible assets, stock-based compensation, loss on inducement of convertible notes, goodwill impairment charges, restructuring charges, preferred stock dividends and any related tax effects.

Adjusted EBITDA and Adjusted EBITDA per diluted share are defined as earnings before interest and inducement charges on conversion of debt, taxes, depreciation and amortization, goodwill impairment, stock-based compensation charges, restructuring charges, preferred stock dividends and any related tax effects. Bridgeline uses non-GAAP adjusted net income and Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).

Bridgeline’s management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, Bridgeline management presents non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definitions of non-GAAP adjusted net income and Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. As a result of the limitations that non-GAAP adjusted net income and Adjusted EBITDA have as an analytical tool, investors should not consider them in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," or similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, the impact of the weakness in the U.S. and international economies on our business, our inability to manage our future growth effectively or profitably, fluctuations in our revenue and quarterly results, our license renewal rate, the impact of competition and our ability to maintain margins or market share, the limited market for our common stock, the volatility of the market price of our common stock, the performance of our products, our ability to respond to rapidly evolving technology and customer requirements, our ability to protect our proprietary technology, the security of our software, our dependence on our management team and key personnel, our ability to hire and retain future key personnel, or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.

About Bridgeline Digital

Bridgeline Digital, The Digital Engagement Company™, helps customers maximize the performance of their full digital experience – from websites and intranets to online stores and campaigns. Bridgeline’s iAPPS® platform deeply integrates Web Content Management, eCommerce, eMarketing, Social Media management, and Web Analytics to help marketers deliver digital experiences that attract, engage and convert their customers across all channels. Headquartered in Burlington, Mass., Bridgeline has thousands of quality customers that range from small- and medium-sized organizations to Fortune 1000 companies. To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Michael D. Prinn

Executive Vice President

& Chief Financial Officer

781.497.3016

mprinn@bridgeline.com

BRIDGELINE DIGITAL, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30		September 30
	2016	2015	2016	2015
Reconciliation of GAAP net loss to non-GAAP adjusted net loss:
GAAP net loss	$(3,473)	$(11,507)	$(7,955)	$(16,882)
Amortization of intangible assets	157	107	480	554
Stock-based compensation	112	70	320	314
Goodwill impairment charge	-	10,500	-	10,500
Loss on inducement of convertible notes	2,688	-	3,414	-
Restructuring charges	53	437	879	496
Preferred stock dividends	34	32	131	114
Non-GAAP adjusted net loss	$(429)	$(361)	$(2,731)	$(4,904)

Reconciliation of GAAP net loss per share to non-GAAP adjusted net loss per share:
GAAP net loss per share	$(0.20)	$(2.59)	$(0.84)	$(3.88)
Amortization of intangible assets	0.01	0.02	0.06	0.13
Stock-based compensation	0.01	0.02	0.03	0.07
Goodwill impairment charge	-	2.36	-	2.41
Loss on inducement of convertible notes	0.16	-	0.37	-
Restructuring charges	-	0.10	0.09	0.11
Preferred stock dividends	-	0.01	0.01	0.03
Non-GAAP adjusted net loss per share	$(0.02)	$(0.08)	$(0.28)	$(1.13)

Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(3,473)	$(11,507)	$(7,955)	$(16,882)
Provision for income tax	(92)	(314)	(47)	(226)
Interest expense, net	77	307	914	892
Loss on inducement of convertible notes	2,688	-	3,414	-
Amortization of intangible assets	157	107	480	554
Depreciation	100	251	707	1,065
Goodwill impairment charge	-	10,500	-	10,500
Restructuring charges	53	437	879	496
Other amortization	44	138	372	549
Stock-based compensation	112	70	320	314
Preferred stock dividends	34	32	131	114
Adjusted EBITDA	$(300)	$21	$(785)	$(2,624)

Reconciliation of GAAP net loss per share to Adjusted EBITDA per share:
GAAP net loss per share	$(0.20)	$(2.59)	$(0.84)	$(3.88)
Provision for income tax	(0.01)	(0.06)	-	(0.05)
Interest expense, net	-	0.08	0.10	0.21
Loss on inducement of convertible notes	0.16	-	0.37	-
Amortization of intangible assets	0.01	0.02	0.05	0.13
Depreciation	0.01	0.07	0.07	0.24
Goodwill impairment charge	-	2.36	-	2.41
Restructuring charges	-	0.10	0.09	0.11
Other amortization	-	0.04	0.04	0.13
Stock-based compensation	0.01	0.02	0.03	0.07
Preferred stock dividends	-	0.01	0.01	0.03
Adjusted EBITDA per share	$(0.02)	$0.05	$(0.08)	$(0.60)

BRIDGELINE DIGITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	September 30		September 30
	2016	2015	2016	2015
Revenue:
Digital engagement services	$1,909	$2,676	$8,520	$11,903
Subscription and perpetual licenses	1,509	1,532	6,084	5,792
Managed service hosting	306	341	1,291	1,529
Total revenue	3,724	4,549	15,895	19,224

Cost of revenue:
Digital engagement services	1,034	1,548	5,143	8,738
Subscription and perpetual licenses	411	628	1,835	1,994
Managed service hosting	71	83	304	307
Total cost of revenue	1,516	2,259	7,282	11,039
Gross profit	2,208	2,290	8,613	8,185

Operating expenses:
Sales and marketing	1,406	1,171	4,934	5,760
General and administrative	795	826	3,456	3,935
Research and development	433	458	1,578	1,901
Depreciation and amortization	287	380	1,309	1,695
Goodwill impairment charge	-	10,500	-	10,500
Restructuring charges	53	437	879	496
Total operating expenses	2,974	13,772	12,156	24,287
Loss from operations	(766)	(11,482)	(3,543)	(16,102)
Interest expense, net	(77)	(307)	(914)	(892)
Loss on inducement of convertible notes	(2,688)	-	(3,414)	-
Loss before income taxes	(3,531)	(11,789)	(7,871)	(16,994)
Benefit for income taxes	(92)	(314)	(47)	(226)
Net loss	$(3,439)	$(11,475)	$(7,824)	$(16,768)
Dividends on convertible preferred stock	(34)	(32)	(131)	(114)
Net loss applicable to common shareholders	$(3,473)	$(11,507)	$(7,955)	$(16,882)
Net loss per share attributable to common shareholders:
Basic and diluted	$(0.20)	$(2.59)	$(0.84)	$(3.88)
Number of weighted average shares outstanding:
Basic and diluted	17,354,737	4,434,195	9,465,012	4,350,627

BRIDGELINE DIGITAL, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share and per share data)

(Unaudited)

	September 30	September 30
	2016	2015
ASSETS
Current Assets:
Cash and cash equivalents	$661	$337
Accounts receivable and unbilled revenues, net	2,549	2,463
Prepaid expenses and other current assets	381	680
Total current assets	3,591	3,480
Equipment and improvements, net	512	1,315
Intangible assets, net	548	1,028
Goodwill	12,641	12,641
Other assets	436	723
Total assets	$17,728	$19,187

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,285	$1,626
Accrued liabilities	946	1,046
Accrued earnouts, current	75	468
Debt, current	-	92
Capital lease obligations	45	320
Deferred revenue	1,360	1,542
Total current liabilities	3,711	5,094
Debt, net of current portion	2,115	7,695
Other long term liabilities	400	726
Total liabilities	6,226	13,515

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized; 221,092 and 208,222 issued and outstanding	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 18,667,709 and 4,637,684 issued and outstanding	19	5
Additional paid-in-capital	64,202	50,434
Accumulated deficit	(52,366)	(44,411)
Accumulated other comprehensive loss	(353)	(356)
Total stockholders' equity	11,502	5,672
Total liabilities and stockholders' equity	$17,728	$19,187